UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 25, 2021

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA		95008
(Address of Principal Executive Offices)		(Zip Code)

(408) 841-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Warrants, each whole warrant exercisable for Common Stock at an exercise price of $11.50 per share	CHPT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2021, Neil Suslak, a Class I director on the board of directors (the “Board”) of ChargePoint Holdings, Inc. (the “Company”), notified the Company of his intention to resign from the Board effective as of the date of the Company’s 2021 annual meeting of stockholders. Mr. Suslak’s resignation is not the result of any disagreement with the Company on any matters related to its operations, policies or practices.

On May 26, 2021, the Board appointed Susan Heystee as a Class II director, effective immediately. Ms. Heystee will serve until the Company’s 2022 annual meeting of stockholders and until her successor is elected and qualified, or sooner in the event of her death, resignation or removal. Ms. Heystee was also appointed to the Board’s audit committee at this time. The Board has determined that Ms. Heystee meets the requirements for independence under the applicable listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended.

Since September 2018, Ms. Heystee, 59, has served as a director of Ouster, Inc., a U.S. lidar technology company, and she currently also serves as a strategic advisor to the company. Previously, Ms. Heystee was Senior Vice President of Global Automotive Business at Verizon Connect from January 2017 to June 2018. Prior to Verizon Connect, Ms. Heystee served as Executive Vice President of Global Sales and OEM Business at Telogis, which was acquired by Verizon in July 2016, from February 2010 to December 2016. Ms. Heystee holds Bachelor’s degrees in mathematics and business from the University of Waterloo and an executive M.B.A. from Harvard Business School. The Board believes that Ms. Heystee is qualified to serve as a director of the Company due to her extensive experience in the technology sector and knowledge of market driven strategies.

Ms. Heystee will be entitled to receive compensation in accordance with the ChargePoint Holdings, Inc. Compensation Program for Non-Employee Directors, which was filed with the Securities and Exchange Commission on March 1, 2021 as Exhibit 10.11 to the Company’s Current Report on Form 8-K. Ms. Heystee will also enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Ms. Heystee and any other persons pursuant to which she was elected as a member of the Board. Ms. Heystee is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Effective May 26, 2021, in light of Ms. Heystee’s appointment as a Class II director and in anticipation of Mr. Suslak’s resignation from his position as a Class I director, the Board reassigned Mark Leschly from Class II to Class I in order to maintain the three classes of the Board as nearly equal as possible as prescribed by the Company’s Certificate of Incorporation and Bylaws. Mr. Leschly resigned from his position as a Class II director but solely for the purpose of his simultaneous reassignment as a Class I director.

On May 27, 2021, the Company issued a press release announcing the appointment of Ms. Heystee. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated as of May 27, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rex Jackson
Name: Rex Jackson
Title: Chief Financial Officer

Date: May 27, 2021